EXHIBIT 99.1 TO FORM 10-KSB

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-KSB filed by Four Oaks Fincorp, Inc. (the “Issuer”) for the fiscal year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 27, 2003	By:	/s/ AYDEN R. LEE, JR.

Ayden R. Lee, Jr. Chief Executive Officer

Date: March 27, 2003	By:	/s/ NANCY S. WISE

Nancy S. Wise Chief Financial Officer